Exhibit 99.1

Quest Resource Holding Corporation Reports Third Quarter 2025 Financial Results

Revenue and Adjusted EBITDA improvements of 6.4% and 9.5%, respectively from the prior quarter

Reduced debt by $4.6 million in the quarter, bringing year-to-date debt reduction to $11.2 million

Operating cash flow of $5.7 million improved 45% from the prior quarter and increased the year-to-date total to $8.5M

THE COLONY, TX – November 10, 2025 – Quest Resource Holding Corporation (Nasdaq: QRHC) (“Quest” or the “Company”), a national leader in environmental waste and recycling services, today announced financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

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Revenue was $63.3 million, a 13.0% decrease compared with the third quarter of 2024, and a 6.4% increase from the second quarter of 2025.
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Gross profit was $11.5 million, a 2.0% decrease compared with the third quarter of 2024, and a 3.9% increase from the second quarter of 2025.
•
Gross margin was 18.1% of revenue compared with 16.1% for the third quarter of 2024.
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GAAP net loss was $(1.3) million, compared with the net loss of $(3.4) million during the third quarter of 2024.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.06), compared with $(0.16) for the third quarter of 2024.
•
Adjusted EBITDA was $2.9 million, compared with $2.5 million during the third quarter of 2024.
•
Adjusted net loss per diluted share was $(0.02), compared with $(0.06) during the third quarter of 2024.

Year-to-Date 2025 Highlights (September 30, 2025)

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Revenue was $191.3 million; a 12.5% decrease compared with the same period of 2024.
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Gross profit was $33.4 million; a 14.9% decrease compared with the same period of 2024.
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Gross margin was 17.5% of revenue compared with 18.0% during the same period of 2024.
•
GAAP net loss was $(13.7) million, compared with the net loss of $(5.6) million during the same period of 2024.
•
GAAP net loss per basic and diluted share attributable to common stockholders was $(0.66), compared with $(0.27) during the same period of 2024.
•
Recognized a non-cash loss on sale of assets of $4.3 million, or $(0.21) per basic and diluted share, related to the sale of the tenant-direct mall portion of RWS during the first quarter of 2025.
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Recognized a non-cash loss of $1.7 million, or $(0.08) per basic and diluted share, related to an impairment charge on intangible assets during the first quarter of 2025.
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Year-to-date Adjusted EBITDA was $7.2 million compared to $12.8 million during the same period of 2024.
•
Adjusted net loss per diluted share was $(0.20), compared with adjusted net income of $0.05 per diluted share during the same period of 2024.

Recent Highlights

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Improved cash cycle, generating $5.7 million of operating cash flow during the third quarter of 2025.
•
Reduced debt by $11.2 million year-to-date, a 14% reduction year-to-date.
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Signed a new contract with a company in the food products end market; execution of share-of-wallet initiatives driving incremental organic growth.

“The impact of the strategic and proactive actions we are taking to address critical issues and to drive efficiencies across the operations are leading to improvements in the business and the early benefits of these activities can be seen in the third quarter,” said Dan M. Friedberg, Chairman of the Company’s Board of Directors. “We are on more solid footing as a result of targeted cost actions and cash generation efforts, and our results are consistent with our stated expectation for an improved trajectory of the performance of the business. Looking ahead, we are confident in our ability to continue to drive improvements in the business and maintain this momentum as we finish 2025 and head into 2026.”

“We delivered a solid third quarter with strong sequential improvements in our financial performance despite what remains a tough operating environment,” said Perry W. Moss, Quest’s Chief Executive Officer. “Our Operational Excellence initiatives are driving better visibility into our customers’ needs, enhancing the productivity of our sales team, elevating our vendor management practices and, ultimately, improving financial results and cash generation. Our sales pipeline remains active and growing and the onboarding of recent client wins continues to progress. We remain confident in our ability to execute the Quest value proposition and implement these organic initiatives as macroeconomic conditions and Industrial volumes normalize.”

Third Quarter 2025 Earnings Conference Call and Webcast

Quest will host a conference call on Monday, November 10, 2025, at 5:00 PM ET, to review the financial results for the third quarter ended September 30, 2025. To participate, dial 1-800-717-1738 or 1-646-307-1865. The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at https://investors.qrhc.com/. A replay of the webcast will be archived on Quest’s investor relations website for 90 days.

About Quest Resource Holding Corporation

Quest is a national provider of waste and recycling services that empower larger businesses to excel in achieving their environmental and sustainability goals and responsibilities. Quest delivers focused expertise across multiple industry sectors to build single-source, client-specific solutions that generate quantifiable business and sustainability results. Addressing a wide variety of waste streams and recyclables, Quest provides information and data that tracks and reports the environmental results of Quest’s services, gives actionable data to improve business operations, and enables Quest’s clients to excel in their business and sustainability responsibilities. For more information, visit www.qrhc.com.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, non-GAAP financial measures, “Adjusted EBITDA” and “Adjusted Net Income (Loss)” are presented. From time-to-time, Quest considers and uses these supplemental measures of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such items. Quest presents these non-GAAP measures because it considers it an important supplemental measure of Quest’s performance. Quest’s definition of these adjusted financial measures may differ from similarly named measures used by others. Quest believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP measures. (See attached tables “Reconciliation of Net Loss to Adjusted EBITDA” and “Adjusted Net Income (Loss) Per Share”).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that the impact of the strategic and proactive actions we are taking to address critical issues and to drive efficiencies across the operations are leading to improvements in the business, our confidence in our ability to continue to drive improvements in the business and maintain this momentum as we finish 2025 and head into 2026, and our belief that our Operational Excellence initiatives are driving better visibility into our customers’ needs, enhancing the productivity of our sales team, elevating our vendor management practices and, ultimately, improving financial results and cash generation. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, interruptions to supply chains, commodity price fluctuations, and extended shut down of businesses, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

Alpha IR Group

Ryan Coleman or Nick Nelson

QRHC@alpha-ir.com

312-445-2870

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenue	$63,341	$72,766	$191,311	$218,562
Cost of revenue	51,874	61,066	157,876	179,294
Gross profit	11,467	11,700	33,435	39,268
Operating expenses:
Selling, general, and administrative	9,240	10,273	29,947	29,457
Depreciation and amortization	1,304	2,368	4,146	7,094
(Gain) loss on sale of assets	(152)	—	4,339	—
Impairment loss	—	—	1,707	—
Total operating expenses	10,392	12,641	40,139	36,551
Operating income (loss)	1,075	(941)	(6,704)	2,717
Interest expense	(2,389)	(2,723)	(7,031)	(7,807)
Loss before taxes	(1,314)	(3,664)	(13,735)	(5,090)
Income tax expense (benefit)	35	(278)	(9)	465
Net loss	$(1,349)	$(3,386)	$(13,726)	$(5,555)
Net loss per share applicable to common stockholders
Basic and diluted	$(0.06)	$(0.16)	$(0.66)	$(0.27)
Weighted average number of common shares outstanding
Basic and diluted	21,029	20,666	20,941	20,542

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(1,349)	$(3,386)	$(13,726)	$(5,555)
Depreciation and amortization	1,498	2,613	4,744	7,714
Interest expense	2,389	2,723	7,031	7,807
Stock-based compensation expense	470	571	1,665	1,291
Acquisition, integration, and related costs	—	30	—	91
(Gain) loss on sale of assets	(152)	—	4,339	—
Impairment loss	—	—	1,707	—
Other adjustments	47	261	1,426	980
Income tax expense (benefit)	35	(278)	(9)	465
Adjusted EBITDA	$2,938	$2,534	$7,177	$12,793

ADJUSTED NET INCOME (LOSS) PER SHARE

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reported net loss (1)	$(1,349)	$(3,386)	$(13,726)	$(5,555)
Amortization of intangibles (2)	1,105	2,209	3,573	6,650
Acquisition, integration, and related costs (3)	—	30	—	91
(Gain) loss on sale of assets	(152)	—	4,339	—
Impairment loss	—	—	1,707	—
Adjusted net income (loss)	$(396)	$(1,147)	$(4,107)	$1,186

Diluted earnings (loss) per share:
Reported net loss	$(0.06)	$(0.16)	$(0.66)	$(0.27)
Adjusted net income (loss)	$(0.02)	$(0.06)	$(0.20)	$0.05

Weighted average number of common shares outstanding:
Basic	21,029	20,666	20,941	20,542
Diluted (4)	21,029	20,666	20,941	22,873

(1) Applicable to common stockholders

(2) Reflects the elimination of non-cash amortization of acquisition-related intangible assets

(3) Reflects the add back of acquisition/integration related transaction costs

(4) Reflects adjustment for dilution when adjusted net income is positive

BALANCE SHEETS

(In thousands, except per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,146	$396
Accounts receivable, less allowance for doubtful accounts of $784 and $831 as of September 30, 2025 and December 31, 2024, respectively	50,746	62,252
Prepaid expenses and other current assets	2,120	2,601
Assets held for sale	—	9,890
Total current assets	54,012	75,139

Goodwill	81,065	81,065
Intangible assets, net	8,429	12,946
Property and equipment, net, and other assets	5,779	6,495
Total assets	$149,285	$175,645

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$39,323	$39,899
Deferred revenue	69	1,001
Current portion of notes payable	1,406	1,651
Liabilities held for sale	—	1,840
Total current liabilities	40,798	44,391

Notes payable, net	65,391	76,265
Other long-term liabilities	1,087	833
Total liabilities	107,276	121,489

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 20,850 and 20,606 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	21	21
Additional paid-in capital	180,825	179,246
Accumulated deficit	(138,837)	(125,111)
Total stockholders’ equity	42,009	54,156
Total liabilities and stockholders’ equity	$149,285	$175,645

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